WAIVER OF PENALTIES RELATED TO REGISTRATION RIGHTS

This WAIVER OF PENALTIES RELATED TO REGISTRATION RIGHTS (“WAIVER”) is entered into as of this 3RD day of July, 2007 by and between a CHINA ARCHITECTURAL ENGINEERING, INC., Delaware corporation (the “Company”), and the persons listed on the signature pages hereof (the “Holders”). Undefined terms herein shall have the meaning set forth in the Registration Rights Agreement, as defined below.

RECITALS:

WHEREAS, on October 17, 2006, the Company and each of the Holders entered into a Registration Rights Agreement (the “Registration Rights Agreement”);

WHEREAS, the Company granted each of the Holders certain registration rights pursuant to which the Company agreed to file a Registration Statement for the resale of the Registrable Securities held by the Holders;

WHEREAS, the Registration Rights Agreement states that Company shall be required to issue, as liquidated damages, to each of the Holders shares (the “Penalty Shares”) equal to a total of 0.0333% of their respective Shares for each calendar day that the Registration Statement has not been filed or declared effective by the SEC (and until the Registration Statement is filed with or declared effective by the SEC), as applicable;

WHEREAS, Section 2.2 of the Registration Rights Agreement states that the provisions thereof may be amended through a written instrument signed by the parties; and

WHEREAS, the Company and the Holders desire to waive any and all Penalty Shares, and any rights to any Penalty Shares, under the Registration Rights Agreement.

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises hereinafter set forth, the parties hereto agree as follows:

1. Waiver of Penalty Shares. The Company and Holders hereby agree to remove all references to the Penalty Shares from the Registration Rights Agreement, and each of the Holders hereby fully and irrevocably waive the Penalty Shares, and any and all rights thereto.

2. Conflicts. To the extent there is any conflict between the terms of the Registration Rights Agreement and the terms hereof, the terms of this Waiver take precedence.

3. Confirmation of Subscription Agreement. The parties hereto hereby confirm that the Registration Rights Agreement, as amended by this Waiver, remains in full force and effect.

4. Miscellaneous. All the provisions of Section 2 of the Registration Rights Agreement are herein incorporated by this reference, including, but not limited to, the sections regarding governing law and counterparts.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the date set forth in the first paragraph hereof.

CHINA ARCHITECTURAL ENGINEERING, INC.

By: /s/ Ken Luo Yi
Name: Ken Luo Yi
Title: Chief Executive Officer

Company Signature Page

IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the date set forth in the first paragraph hereof.

HOLDERS:

Name: FirstAlliance Financial Group, Inc.

Signature: /s/ Weiming Zhang

By: Weiming Zhang

Title: Director

Number of Shares: 2,000,000

IN WITNESS WHEREOF, the parties hereto have executed this Waiver as of the date set forth in the first paragraph hereof.

HOLDERS:

Name: Richard Rappaport

Signature: /s/ Richard Rappaport

Number of Shares: 461,825

Name: The Amanda Rappaport Trust

Signature: /s/ Richard Rappaport

By: Richard Rappaport, Trustee

Number of Shares: 250,250

Name: The Kailey Rappaport Trust

Signature: /s/ Richard Rappaport

By: Richard Rappaport, Trustee

Number of Shares: 250,250